                                                                   EXHIBIT 10.51

                      GROUP INSURANCE PLAN FOR EMPLOYEES OF
                              GENUINE PARTS COMPANY

                                  PLAN DOCUMENT

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000

                                TABLE OF CONTENTS

ARTICLE I -- ADOPTION AND PURPOSE OF PLAN............................................................1

         1.01     Adoption and Purpose of Plan.......................................................1
         1.02     Cafeteria Plan Status..............................................................1

ARTICLE II -- DEFINITIONS............................................................................1

         2.01     Affiliate..........................................................................1
         2.02     After-Tax Benefits.................................................................2
         2.03     Before-Tax Benefits................................................................2
         2.04     Benefits...........................................................................2
         2.05     Code...............................................................................2
         2.06     Committee..........................................................................2
         2.07     Compensation.......................................................................2
         2.08     COBRA Continuation Coverage or Continuation Coverage...............................2
         2.09     Company-Paid Benefits..............................................................2
         2.10     Dependent..........................................................................2
         2.11     Disablee...........................................................................3
         2.12     Effective Date.....................................................................3
         2.13     Eligible Employee..................................................................3
         2.14     Employee...........................................................................3
         2.15     Employer...........................................................................3
         2.16     Employer Company...................................................................3
         2.17     Enrolled Dependent.................................................................3
         2.18     Enrolled Person(s).................................................................3
         2.19     Enrollment Period..................................................................4
         2.20     ERISA..............................................................................4
         2.21     Leave of Absence...................................................................4
         2.22     Non-125 Benefits...................................................................4
         2.23     Participant........................................................................4
         2.24     Payroll Adjustment Agreement.......................................................4
         2.25     Plan Year..........................................................................5
         2.26     Retiree............................................................................5
         2.27     Survivor...........................................................................5
         2.28     USERRA.............................................................................5

ARTICLE III -- ELIGIBILITY AND PARTICIPATION.........................................................5

         3.01     Commencement of Participation......................................................5
         3.02     Enrolled Dependent's Commencement of Participation.................................5
         3.03     Reinstatement of Former Participant................................................5
         3.04     Cessation of Participation.........................................................6

ARTICLE IV -- ELECTION PROCEDURES.....................................................................6

         4.01     Election Procedures.................................................................6
         4.02     Payroll Deductions..................................................................7
         4.03     Revocation and Modification of Elections............................................7
         4.04     Insignificant Change in Cost of Coverage............................................9
         4.05     No Compensation Deferral and No Carryover of Unused
                  Pre-Tax Benefits....................................................................9
         4.06     Nondiscrimination Requirements......................................................9

ARTICLE V -- BENEFITS AND CLAIMS.....................................................................10

         5.01     Benefits Available.................................................................10
         5.02     Provision of Benefits..............................................................10
         5.03     Insurance Contracts................................................................10
         5.04     Benefit Costs......................................................................10
         5.05     Cancellation of Benefits for Failure to Pay Required
                  Contributions......................................................................10
         5.06     Claims.............................................................................11
         5.07     Claims Procedure and Appeal of Benefit Denials.....................................11
         5.08     Coordination of Benefits with Other Plans..........................................11
         5.09     Reimbursement Agreement, Subrogation...............................................11

ARTICLE VI -- COBRA CONTINUATION COVERAGE............................................................12

         6.01     Continuation Coverage..............................................................12
         6.02     Premium Requirements...............................................................13
         6.03     Notice Requirements................................................................13
         6.04     Election...........................................................................13

ARTICLE VII -- AMENDMENT AND TERMINATION OF PLAN.....................................................13

         7.01     Amendment of Plan..................................................................13
         7.02     Termination of Plan................................................................13
         7.03     Inclusion of Additional Affiliates.................................................13

ARTICLE VIII -- ADMINISTRATIVE COMMITTEE.............................................................14

         8.01     Administrative Committee...........................................................14
         8.02     Authority to Appoint Advisors and Agents...........................................14
         8.03     Compensation and Expenses of Committee.............................................14
         8.04     Records............................................................................15
         8.05     Indemnification of Committee.......................................................15
         8.06     Fiduciary Responsibility Insurance, Bonding........................................15

ARTICLE IX -- MISCELLANEOUS PROVISIONS...............................................................15

         9.01     Plan Is Not an Employment Contract.................................................15
         9.02     Assignment.........................................................................15

         9.03     Fraud..............................................................................15
         9.04     Funding Status of Plan.............................................................16
         9.05     Construction.......................................................................16
         9.06     Qualified Medical Child Support Orders.............................................16
         9.07     Conclusiveness of Records..........................................................16
         9.08     Right to Require Information and Reliance Thereon..................................16
         9.09     Income and Employment Taxes........................................................17
         9.10     Disaggregation for Certain Discrimination Testing..................................17

APPENDIX A - SUMMARY PLAN DESCRIPTION................................................................19

APPENDIX B - INDEX OF BENEFIT PLANS AND POLICIES.....................................................20

                                    ARTICLE I
                          ADOPTION AND PURPOSE OF PLAN

         1.01 Adoption and Purpose of Plan. Prior to January 1, 2000, Genuine Parts Company (the "Employer") maintained the Group Insurance Plan for Employees of Genuine Parts Company and a separate plan providing long term disability benefits (the Genuine Parts Company Long-Term Disability Plan). Effective January 1, 2000, the Employer hereby amends and restates the Group Insurance Plan for Employees of Genuine Parts Company (the "Plan") as set forth herein to reflect benefit changes and merger of the Genuine Parts Company Long-Term Disability Plan. The purpose of the Plan is to provide certain Employees, Retirees, and Disablees of Employer Companies welfare benefits described in the Summary Plan Description (as amended, renamed, and/or replaced, also identified as Genuine Parts Company's The Book of Benefits), and any summaries of material modification ("SMMs") issued with respect thereto (collectively, the SPD and any subsequent SMMs shall be referred to herein as the "SPD").

         The SPD is attached hereto as Appendix A and is hereby incorporated by reference with those portions describing Employee welfare benefits constituting a part of this Plan, except as set forth in a separate written plan document. The employee welfare benefits that are part of this Plan are identified at Appendix B of this Plan. Different versions of the SPD may apply to different classifications of Employees. In such case, the version(s) of the SPD applicable to such classification(s) of Eligible Employees shall control.

         1.02 Cafeteria Plan Status. The Employer intends for the Plan to qualify as a "cafeteria plan" for Employee Participants under Code Section 125 and is to be interpreted in a manner consistent with the requirements of Code
Section 125 and the regulations promulgated thereunder. Certain component Benefits, although they may be offered hereunder, are not part of the Code
Section 125 cafeteria plan. Retirees, Disablees, and Survivors shall not be able to make pre-tax contributions hereunder, and therefore shall not participate in the Code Section 125 aspects of the Plan.

                                   ARTICLE II
                                   DEFINITIONS

         Many Plan terms are defined in the SPD, and as such, are incorporated herein. Except as otherwise provided in the SPD, the following terms shall have the following meanings:

         2.01 "Affiliate" means (1) Employer; and (2) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes Employer; any trade or business which is under common control (as defined in Code Section 414(c)) with Employer; and any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes Employer.

         2.02 "After-Tax Benefits" means the benefits listed as such in the SPD, as amended from time to time, which are by this reference made a part hereof, as may be provided and/or made available for purchase by Employees on an after-tax basis under this Plan.

         2.03 "Before-Tax Benefits" means the benefits listed as such in the SPD, as amended from time to time, which are by this reference made a part hereof, as may be provided and/or made available for purchase by Employees on a before-tax basis under this Plan.

         2.04 "Benefits" means the various welfare Benefits (as defined in ERISA) made available to Employees hereunder. Such Benefits may include After-Tax Benefits and/or Before-Tax Benefits. The component Benefits are described in more detail in the SPD, as amended from time to time, which are by this reference made a part hereof. The manner by which such Benefits are provided, e.g., insured, self-funded, etc., and the entity(ies) responsible for Benefit administration are set forth in the SPD. In the event of any conflict between the terms of this Plan document and the SPD, the SPD shall control.

         2.05 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.06 "Committee" means the Employer or the committee as may be appointed from time to time by the Employer to supervise the administration of the Plan, as more fully described in Article IX of the Plan. The terms "Plan Administrator" or "Administrator" are used interchangeably with Committee herein.

         2.07 "Compensation" means the remuneration or wages paid to an Employee for the Plan Year, or portion thereof as the context requires, by reason of his or her employment by an Employer Company, including overtime pay, bonuses, commissions, and other earnings which would, but for the Participant's execution or deemed execution of a Payroll Adjustment Agreement, be reportable as taxable income on Form W-2 for the Plan Year.

         2.08 "COBRA Continuation Coverage" or "Continuation Coverage" means the elective continuation of coverage pursuant to the provisions of Section 601 et seq. of ERISA, as amended, Section 4980B of the Code, and Article VII of this Plan.

         2.09 "Company-Paid Benefits" means the Benefits (if any) listed in the SPD, as amended from time to time, attached hereto and by this reference made a part hereof as the Employer Company may provide to an Eligible Employee without regard to whether the Eligible Employee does or does not enroll in the Plan.

         2.10 "Dependent" shall mean those eligible Dependents described in the SPD. The definition of eligible Dependent may vary for purposes of the component Benefits, and the definition contained in each Benefit description shall control with regard to such Benefit.

         2.11 "Disablee" means a current or former Employee who has terminated employment with an Employer Company on account of disability and who is receiving benefits under an Employer Company sponsored long term disability plan. Benefit eligibility (if any) for Disablees shall be as set forth in the applicable provisions of the SPD.

         2.12 "Effective Date" of this amended and restated Plan means January 1, 2000.

         2.13 "Eligible Employee" except as otherwise described in the SPD, Eligible Employee means an Employee who is a full time employee or a part-time employee regularly scheduled to work at least 24 or more hours each week of the Employer or an Employer Company and who has met the eligibility requirements to participate in one or more of the Benefits, as described in the SPD. Eligible Employees shall not include individuals whose terms and conditions of employment are subject to collective bargaining unless the collective bargaining agreement specifically refers to coverage hereunder. The definition of Eligible Employee may vary under each Benefit, and the definition contained in the SPD providing for any component Benefit shall control for that Benefit. However, except as expressly provided in the SPD, the following Employees shall not be Eligible
Employees: i) leased employees, as defined in Section 414(n) of the Code, ii) temporary employees, iii) individuals whose terms and conditions of employment are governed by a collective bargaining agreement, unless such collective bargaining agreement shall provide for participation in the Plan by employees in the bargaining unit, iv) individuals classified by an Employer Company as independent contractors or leased employees (including those who are at any time reclassified as employees by the Internal Revenue Service or a court of competent jurisdiction), v) individuals who have waived participation in the Plan through any means including individuals whose employment is governed by a written agreement with an Employer Company (including an offer letter setting forth the terms and conditions of employment) that provides that the individual is not eligible to participate in the Plan.

         2.14 "Employee" means an individual who is considered an employee of the Employer or an Employer Company for the purposes of federal income tax withholding.

         2.15     "Employer" means Genuine Parts Company ("GPC").

         2.16 "Employer Company" means the Employer and any Affiliate that has adopted this Plan as indicated in the SPD. As indicated in the SPD, an Affiliate may be an Employer Company with regard to certain Benefits, but not others, and different Employees may be eligible for different Benefit options.

         2.17 "Enrolled Dependent" means each of the Dependents whom a Participant has elected to cover under the Plan as his or her Dependent.

         2.18 "Enrolled Person(s)" means a Participant and/or his Enrolled Dependents, whichever is applicable.

         2.19 "Enrollment Period" means the initial enrollment period and the enrollment period designated by the Administrator each Plan Year (as set forth in the annual enrollment materials) during which Employees make their Benefit elections for the succeeding Plan Year.

         2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.21     "Leave of Absence" means one of the following:

                  (a) Workers' Compensation Leave of Absence - a leave of absence for medical reasons arising from the Employee's on-the-job accident, injury or illness.

                  (b) Medical Leave of Absence - a leave of absence, approved by the Employer Company, for medical reasons arising from the Employee's accident, illness or injury, other than a Workers' Compensation Leave of Absence.

                  (c) Family Leave of Absence - a leave of absence in accordance with the provisions of The Family and Medical Leave Act of 1993 ("FMLA"), or similar state law which is not preempted by FMLA and requires the extension of a leave of absence.

                  (d) Military Leave of Absence - An Employee's cessation of employment due to his or her service with the armed forces of the United States, which service gives rise to reemployment rights under USERRA or other applicable law.

                  (e) Personal Leave of Absence - a leave of absence, approved by the Employer Company, for nonmedical or personal reasons, other than the types of absences described in subsections (a) - (d) above.

         2.22 "Non-125 Benefits" means those component Benefits (such as long term care and universal life coverage) which, although described herein, are not made available under the Code Section 125 Cafeteria Plan feature of this Plan. Such Non-125 Benefits are funded exclusively by Employee after-tax payroll deduction.

         2.23 "Participant" means an Eligible Employee, Retiree, Disablee, or Survivor who has completed (or is deemed to have completed) the election procedures set forth in the SPD. Benefit eligibility (if any) for Retirees, Disablees, and Survivors shall be as set forth in the applicable provisions of the SPD.

         2.24 "Payroll Adjustment Agreement" means a voluntary agreement whereby an Employee agrees that the amount of his or her cash Compensation for the forthcoming Plan Year (or applicable portion thereof) shall be adjusted for the purpose of obtaining one or more Before-Tax or After-Tax Benefits offered by the Plan. To the extent that the Employee elects Before-Tax Benefits, the Payroll Adjustment Agreement shall constitute a compensation reduction agreement whereby the enrolled Employee's taxable Compensation for the aforementioned period shall be reduced in an amount equal to the Employee's cost of coverage for such Before-Tax Benefits. To the extent that the Employee selects After-Tax Benefits, the Payroll Adjustment Agreement shall constitute a payroll reduction agreement whereby the Employee requests, and the Employer Company agrees, to make payments to this Plan on a payroll deduction basis in an amount equal to the Employee's cost of coverage for such After-Tax Benefits. A Payroll Adjustment Agreement shall be executed by the enrolled Employee when the Employee enrolls in the Plan during any enrollment eligibility period.

         2.25 "Plan Year" means the 12-month calendar period beginning on each January 1 and ending each December 31.

         2.26 "Retiree" means a former Employee who has retired from an Employer Company and is eligible for retirement benefits under the Employer's defined benefit pension plan. Benefit eligibility (if any) for Retirees shall be as set forth in the applicable provisions of the SPD.

         2.27 "Survivor" means a spouse of a deceased Eligible Employee (who was a Participant) who has not remarried. Benefit eligibility (if any) for Survivors shall be as set forth in the applicable provisions of the SPD.

         2.28 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         Except as otherwise provided in the SPD, the following provisions shall govern eligibility and participation:

         3.01 Commencement of Participation. Each Eligible Employee of an Employer Company shall be eligible to participate in the Plan under the terms and conditions specified in the SPD. Each Eligible Employee who is actively employed by an Employer Company who completes, or is deemed to have completed, the enrollment and election procedures described in the SPD may become a Participant on the date specified therein. Eligibility and participation by Retirees, Disablees, and Survivors (and their Dependents where applicable) shall be as set forth in the applicable SPD.

         3.02 Enrolled Dependent's Commencement of Participation. Except as otherwise provided in the SPD, coverage with respect to an Enrolled Dependent will begin on the same date that coverage begins for the Participant who elects such Dependent coverage.

         3.03 Reinstatement of Former Employee Participant. If a former Employee returns to active employment as an eligible Employee, he or she will be reinstated as a Participant as provided in the SPD. Except as otherwise provided in the SPD, if participation is terminated and resumed within 30 days during the same Plan Year, participation shall be reinstated in accordance with the individual's most recent election and Payroll Adjustment Agreement. If the individual is reinstated as an eligible Employee after more than 30 days or in a subsequent Plan Year, he or she shall be entitled to make a new election and execute a new Payroll Adjustment Agreement.

         3.04 Cessation of Participation. An individual will cease to be an Enrolled Person, and all Benefit coverage with respect to such individual and his or her Enrolled Dependents will end, as of the earliest of

                  (a)      the date of the Plan's termination;

                  (b) except as otherwise set forth in the SPD (with regard to certain Retirees, Disablees, and Survivors) the date of the Employee Participant's termination of employment with the Employer Company (participation ends when specified in the SPD);

                  (c) the Enrolled Person's loss of eligibility to participate in the Plan (as set forth in the SPD);

                  (d) the date on which the Enrolled Person's coverage is canceled by reason of his or her failure to make timely payment of his or her share of the cost of Benefit coverage or submission of fraudulent claims;

                  (e) with respect to coverage of an Enrolled Dependent only, the date on which the Dependent loses eligibility because he or she no longer qualifies as an Enrolled Dependent under the Plan;

                  (f) except as otherwise required by USERRA, the date of the Enrolled Person's commencement of military leave.

                                   ARTICLE IV
                               ELECTION PROCEDURES

         Eligibility and participation by Retirees, Disablees, and Survivors (and their Dependents where applicable) shall be as set forth in the applicable SPD. Except as otherwise provided in the SPD, the following provisions shall govern Plan elections for Eligible Employees:

         4.01     Election Procedures.

                  (a) Eligible Employees shall be provided with sufficient information, including worksheets and election forms as appropriate, by which each Eligible Employee may enroll in the Plan, may enroll his or her eligible Dependents in the Plan and may elect Benefits for the upcoming Plan Year. Enrollment in the Plan for the Plan Year may be accomplished by either completion of designated written enrollment and election forms or utilization of a voice response unit or other comparable electronic communications device, or other reasonable procedure as the Plan Administrator shall designate. If enrollment is accomplished by means of a voice response unit, the Enrolled Person shall receive written confirmation of his or her Benefit election. The Participant's enrollment and Benefit election shall be effective as of the first day of the upcoming Plan Year and must be completed on or before such date as the Administrator shall specify, which date shall not be later than the beginning of the first pay period of the Plan Year. Each election under this Section 4.01(a) may be modified by the Employer or the Administrator to the extent required to enable the Plan, and payments thereunder, to satisfy the requirements of Code Section 125.

                  (b) Unless otherwise provided in the SPD, if an Employee becomes an Eligible Employee after the initial Enrollment Period and between annual Enrollment Periods, the Eligible Employee may enroll in the Plan as specified in the SPD.

                  (c) Each Eligible Employee who enrolls in the Plan and elects one or more Before-Tax Benefits or After-Tax Benefits shall, by reason of such election, be deemed to have executed a Payroll Adjustment Agreement. Each Benefit election and Payroll Adjustment Agreement with respect to Before-Tax and/or After-Tax Benefits shall remain effective throughout the Plan Year unless revoked or suspended in accordance with
         Section 4.03 or 4.04 of this Plan or because the Participant ceased to be an Employee. The payroll deduction amount elected by the Participant in the Payroll Adjustment Agreement shall in no event exceed the Participant's costs of coverage with respect to the Before-Tax Benefits or After-Tax Benefits he or she has elected.

                  (d) Any Eligible Employee who fails to make a timely election for his or her initial Plan Year will be provided only the Company-Paid Benefits for which no enrollment is mandated, as set forth in the SPD, as amended by the Employer from time to time, attached hereto and by this reference made a part hereof.

                  (e) Any Participant who fails to make a timely election with respect to Benefits after his or her initial Plan Year shall be deemed to have elected the same Before-Tax and/or After-Tax Benefits which he or she had elected for the prior Plan Year.

         4.02 Payroll Deductions. Any portion of the Participant's cost for Before-Tax and/or After-Tax Benefits shall, on the authority of his or her Payroll Adjustment Agreement, be deducted from his or her periodic paychecks, on a corresponding before or after-tax basis. Such deductions shall be made in approximately equal amounts from each periodic paycheck, determined by dividing the annual cost of said Benefits by the Participant's annual or remaining number of pay periods during the Plan Year, or by such other method as the Administrator may deem practicable.

         4.03     Revocation and Modification of Elections.

                  (a) Once a Participant has elected, or has been deemed to have elected, Benefits under the Plan, and the Plan Year has begun, he or she may not revoke his or her election of Pre-Tax Benefits during the Plan Year except as otherwise provided in (b) or (c) below or under circumstances permitted by Code Section 125 and the regulations promulgated thereunder, as amended from time to time, if allowed by the Administrator.

                  (b) A Participant may revoke an election in writing for the balance of the Plan Year and, if desired, file a new election (effective prospectively for the remainder of the Plan Year) if both the revocation and the new election are (1) made on account of and correspond with a change in status in accordance with Code Section 125 and the regulations promulgated thereunder, and (2) consistent with the terms of this Plan and any other terms established by the Employer. The terms of the SPD shall supersede any contrary language in this subsection 4.03(b) with respect to changes in status.

                  (c) As set forth in the SPD, the Administrator may permit a Participant to revoke an election in writing for the balance of the Plan Year with respect to Benefit coverage if any of the following occur:

                           (i)      The Administrator determines that a
                                    Participant's Benefit coverage under this
                                    Plan is significantly curtailed or ceases.
                                    In such case, a Participant may revoke the election and prospectively elect coverage under another Benefit plan or policy option which provides similar coverage. Coverage under an accident or health plan is deemed "significantly curtailed" only if there is an overall reduction in coverage provided to Participants under the Plan so as to constitute reduced coverage to Participants in general. The Administrator (in its sole discretion) will decide, in accordance with prevailing IRS guidance, whether a curtailment is "significant", and whether a substitute Benefit plan or policy constitutes "similar coverage" based upon all the surrounding facts and circumstances.

                           (ii) The Plan adds or eliminates a Benefit plan or policy. In such case, a Participant may elect a newly-added option or elect another Benefit plan or policy (where a Plan option has been eliminated), and may do so prospectively on a before-tax basis by making corresponding election changes with respect to coverage under another Benefit plan or policy which provides similar coverage. The Administrator (in its sole discretion) will decide, in accordance with prevailing IRS guidance, whether a substitute Benefit plan or policy constitutes "similar coverage" based upon all the surrounding facts and circumstances.

                           (iii) The Participant's spouse or Dependent makes a change in coverage under their employer's plan. In such case, a Participant may make a prospective election change that is on account of and corresponds with a change made under the plan of the spouse's, former spouse's, or Dependent's employer, so long as: (a) the cafeteria plan or qualified benefits plan of the spouse's, former spouse's, or Dependent's employer permits its participants to make an election change that would be permitted under the proposed or final IRS regulations; or (b) the Plan permits Participants to make an election for a Plan Year period of coverage which is different from the plan year period of coverage under the cafeteria plan or qualified benefits plan of the spouse's, former spouse's, or Dependent's employer. The Administrator (in its sole discretion) will decide, based on prevailing IRS guidance, whether a requested change is on account of and corresponds with a change made under the plan of the spouse's, former spouse's, or Dependent's employer.

                  (d) The Administrator may establish procedures by which a Participant may revoke or modify After-Tax Benefit elections.

                  (e) Any revocation and new election under this Section 4.03 shall be accompanied by the Participant's execution of a revised Payroll Adjustment Agreement and shall be effective at such time as the Administrator shall prescribe, but shall not be effective earlier than the first pay period beginning after the revocation and new election.

         4.04 Insignificant Change in Cost of Coverage. If the cost of coverage with respect to Benefit coverage insignificantly increases or decreases during a Plan Year, a corresponding change shall be made in Compensation reductions of all Participants receiving such coverage in an amount to be determined by the Administrator. The Administrator (in its sole discretion) will decide, in accordance with prevailing IRS guidance, whether increases or decreases in cost are "insignificant" based upon all the surrounding facts and circumstances, including, but not limited to, the dollar amount or percentage of the cost change.

         4.05 No Compensation Deferral and No Carryover of Unused Pre-Tax Benefits. No Benefit under the Plan shall be paid in any manner that defers the receipt of Compensation beyond the last day of the Plan Year. No Participant shall be entitled to carry over any unused Before-Tax Benefits to the succeeding Plan Year or to reallocate the unused portion to any other Benefit. No Enrolled Person shall be entitled to receive any unused Before-Tax Benefits in the form of cash.

         4.06 Nondiscrimination Requirements. If the Administrator determines, before or during any Plan Year, that the Plan may fail to satisfy for such Plan Year any nondiscrimination requirement imposed by the Code, the Administrator shall take such action as it deems appropriate, under rules uniformly applicable to similarly situated participants to assure compliance with such requirement or limitation. Such action may include, without limitation, a modification of elections by "highly compensated employees" or "key employees" without their consent.

                                    ARTICLE V
                               BENEFITS AND CLAIMS

         Except as otherwise provided in the SPD, the following provisions shall govern Plan Benefits:

         5.01     Benefits Available.

                  (a) Each Participant may choose, by means of an election and Payroll Adjustment Agreement made in accordance with Article IV, to reduce the amount of his or her Compensation for any Plan Year, and to have such amount applied by the Employer Company toward the cost of providing one or more Before-Tax, or After-Tax Benefits as selected by the Participant.

                  (b) The Before-Tax and/or After-Tax Benefits which a Participant may elect shall be subject to any additional limitations or restrictions set forth in the coverage documents for each such Benefit as described in the SPD.

         5.02 Provision of Benefits. The Employer Company shall provide the Benefits the Participant has elected under the Plan, in accordance with the terms of such Benefits as described in the SPD, in any other applicable program, contract or document, and in accordance with any conditions or restrictions imposed by an insurance company providing any Benefit.

         5.03 Insurance Contracts. Some or all of the Benefits provided under the Plan may, at the discretion of the Employer, be provided by the purchase of insurance contracts, as described in the SPD. Any dividends, retroactive rebates, or other refunds or credits which may become payable under any insurance or health care service contracts or benefit programs shall be the property of and retained by the appropriate Employer Company. To the extent there is any conflict between the terms of this Plan or the SPD and the insurance documents, the insurance documents shall govern.

         5.04 Benefit Costs. The cost to Participants of each Benefit shall be determined by the Employer in a uniform manner. Such costs shall be disclosed in connection with annual enrollment and are subject to change at the discretion of the Employer.

         5.05 Cancellation of Benefits for Failure to Pay Required Contributions. Upon an Enrolled Person's failure to pay his or her share of the cost of Before-Tax, or After-Tax Benefits selected, through payroll adjustment or otherwise, such coverage shall be canceled. The Enrolled Person shall not be entitled to reimbursement of any Before-Tax or After-Tax Benefit claims which are incurred after the effective date of such cancellation for nonpayment.

         5.06     Claims. Except as otherwise provided in the SPD:

                  (a) Claims payments with respect to Benefits under this Plan shall be made only with respect to claims or expenses incurred on or after the date an individual first becomes an Enrolled Person hereunder, and before the date the Enrolled Person ceases to be eligible for Benefits. A claim or expense with respect to a Benefit shall be deemed to be incurred when the Enrolled Person is provided with the service which gives rise to the expense, not when the Enrolled Person is billed or charged for the service.

                  (b) All claims for benefits under the Plan shall be made, processed and paid in accordance with the terms and conditions of the SPD and applicable program, insurance contract or other document that sets forth the terms of such Benefit. With respect to any self-funded Benefits provided under this Plan, an Enrolled Person's failure to cash a Benefit check within twelve (12) months of issuance of such payment shall result in a forfeiture of such payment to the Plan.

                  (c) An Enrolled Person or other claimant shall be entitled to reimbursement or payment only if he (or his estate) applies for such reimbursement or payment on or before the date which is twelve months following the date the claim with respect to such Benefit was incurred.

         5.07 Claims Procedure and Appeal of Benefit Denials. The process by which a claim for benefits shall be handled by the Administrator and the process by which a Participant may appeal the denial of a claim for benefits are set forth in the SPD and incorporated herein by reference. As set forth in the SPD, insurance carriers (and other entities) may serve as the claims fiduciary with regard to certain Benefits.

         5.08 Coordination of Benefits with Other Plans. As set forth in the SPD, in the event that an Enrolled Person is entitled to any benefits from another plan or policy, Benefits under this Plan may be reduced to an amount, which together with all other amounts paid under any other plan or policy, will not exceed the Benefits that would in fact be eligible for reimbursement under this Plan.

         5.09     Reimbursement Agreement, Subrogation.

                  (a) As described in the SPD, if an Enrolled Person receives or becomes eligible to receive any Medical Benefit ('Reimbursable Benefit') arising from an accident, injury or illness for which the Enrolled Person has, may have, or has asserted any claim or rights to recovery against a third party or parties, then any payments by this Plan with respect to such Reimbursable Benefit shall be made on the condition that this Plan will be reimbursed by the Enrolled Person, to the extent of any amount or amounts received or receivable from or with respect to the third party or parties, whether by way of suit, judgment, settlement, compromise or otherwise and without regard to how the amount received from the third party or parties is characterized.

                  (b) The "make whole doctrine" arising under federal common law and under state law does not apply to the Plan's reimbursement or subrogation rights. The Plan retains its reimbursement and subrogation rights described herein regardless of whether the Enrolled Person's receipt of payment from other sources fully reimburses the Enrolled Person or whether the Enrolled Person has been "made whole."

                  (c) To the extent set forth in the SPD, the Enrolled Person may be obligated to sign a reimbursement agreement, as prescribed by the Administrator, before any Reimbursable Benefits are paid from this Plan. If Reimbursable Benefits are to be paid with respect to an Enrolled Dependent who is a minor, the Administrator may require the Participant to execute a reimbursement agreement on the minor's behalf. All Enrolled Persons shall be obligated to cooperate with this Plan in its efforts to enforce its reimbursement rights and to refrain from any actions which interfere with those rights. The Plan shall have the right to take all appropriate actions necessary to enforce its reimbursement rights in the event that an Enrolled Person refuses to sign a reimbursement agreement, refuses to reimburse this Plan in accordance with the Plan's reimbursement rights, or takes any other action inconsistent with the Plan's reimbursement rights. In such situations, the Plan's options shall include, without limitation, the right in appropriate cases to deny Benefits to an individual who refuses to sign a reimbursement agreement; to institute legal actions to recover sums wrongfully withheld or to obtain other relief, and/or to offset wrongfully withheld sums against future Benefit payments otherwise owed the Enrolled Person. The Plan may pay legal fees and such other fees as may be necessary in the sole judgment of the Administrator in order to protect the Plan's reimbursement interests.

                  (d) The Plan shall be subrogated to all claims, demands, actions and rights of recovery of the Enrolled Person against a third party or parties to the extent of any and all payments made by the Plan with respect to Reimbursable Benefits, and the reimbursement agreement shall so provide.

                                   ARTICLE VI
                           COBRA CONTINUATION COVERAGE

         The following provisions shall be applicable to the medical benefits plan, and any other group health plan (as defined by Code ss.ss. 4980B and 5000(b)(1) and the regulations promulgated thereunder) subject to COBRA that does not otherwise contain COBRA provisions. The intent of this Article is to extend continuation rights required by COBRA. To the extent greater rights are provided for hereunder, this Article shall be void.

         6.01 Continuation Coverage. Each Enrolled Person who is a "qualified beneficiary" and who would lose any coverage which is required by law to be continued as COBRA Continuation Coverage as a result of a "qualifying event" shall be entitled to elect, within the "election period," "continuation coverage" under the Plan. For purposes of this Article VII, the terms "qualified beneficiary," "qualifying event," "election period" and "continuation coverage" shall have the same meanings as those provided under Code Section 4980B and Title 1, Subtitle B, Part 6 of ERISA, as amended from time to time.

         6.02 Premium Requirements. In lieu of employee contributions, the Plan shall require payment of a premium during the period of continuation coverage up to the maximum premium amount permitted under Code Section 4980B(f) and Title 1, Subtitle B, Part 6 of ERISA for such Continuation Coverage. Such premium shall be periodically determined by the Administrator and communicated to the "qualified beneficiary."

         6.03 Notice Requirements. The Plan, the Administrator and the Employer Company shall provide notice regarding Continuation Coverage as they may be required to provide under Code Section 4980B and Title 1, Subtitle B,
Part 6 of ERISA, as amended from time to time.

         6.04 Election. Except as otherwise specified in an election, an election to receive Continuation Coverage by an Enrolled Person who is the Employee or the Employee's spouse shall be deemed to include an election for continuation coverage on behalf of any other "qualified beneficiary" who would lose coverage under the Plan by reason of the "qualifying event" giving rise to the election.

                                   ARTICLE VII
                        AMENDMENT AND TERMINATION OF PLAN

         7.01 Amendment of Plan. The Employer reserves the right to amend the provisions of the Plan to any extent and in any manner it desires by execution of a written document executed by the Board or the Committee describing the intended amendment(s). The SPD attached hereto may be amended at any time by preparation and publication of a revised SPD (or SMM) by the Employer.

         7.02 Termination of Plan. The Employer or the Employer Company shall have no obligation whatsoever to maintain the Plan or any Benefit under the Plan for any given length of time. The Employer reserves the right to terminate the Plan or any Benefit option under the Plan at any time by written document executed by the Board or Committee. Upon termination or discontinuance of the Plan, all elections and Payroll Adjustment Agreements with respect to the Plan shall terminate, and payments with respect to Benefits shall be made only with respect to claims incurred on or prior to the date of the Plan's termination.

         7.03 Inclusion of Additional Affiliates. Additional Affiliates (or groups of Employees of an Affiliate) may be included as Employer Companies for participation in the Plan by written action of the Committee.

                                  ARTICLE VIII
                            ADMINISTRATIVE COMMITTEE

         8.01     Administrative Committee.

         (a) The Committee shall be responsible for the general administration of the Plan. As such, the Committee is the "named fiduciary" and the "Plan Administrator" of the Plan (as those terms are used in ERISA), and is the agent for the service of process with respect to the Plan. In the absence of the appointment of a Committee, the functions and powers of the Committee shall reside with the Employer. The Committee and the members thereof, in the exercise of their authority, shall discharge their duties with respect to the Plan in accordance with ERISA and corresponding regulations, as amended from time to time.

         (b) The Committee shall act by a majority of the Committee members currently in office. Such action may be taken either by a vote at a meeting or in writing without a meeting. The Board of Directors reserves the right to remove any Committee member, with or without cause, at any time and to fill such vacancy thereafter. Committee members may resign at any time, such resignation to be effective when accepted by the Board of Directors.

         (c) The Committee shall establish regulations for the day to day administration of the Plan. The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide all matters arising with respect to the Plan's administration and operation (including factual issues). Any interpretations or decisions so made shall be conclusive and binding on all persons, subject to the claims procedures set forth in each respective coverage document. Such interpretations shall be applied in a uniform manner to all similarly situated Enrolled Persons. The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Employer or other person performing administrative services with respect to the Plan if the Employer or such other person directly pays such expenses at the request of the Committee.

         8.02 Authority to Appoint Advisors and Agents. The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan. To the extent permitted by law, the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports which are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

         8.03 Compensation and Expenses of Committee. The members of the Committee shall receive no compensation for their duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses which it incurs in the performance of its duties, including counsel fees and expenses. Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid out of the assets of any trust established in connection with this Plan to the extent not paid by the Employer Company.

         8.04 Records. The Committee shall keep or cause to be kept accurate and complete books and records with respect to the operations and administration of this Plan.

         8.05 Indemnification of Committee. The Employer agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as its delegate against all liabilities, damages, costs and expenses, including attorneys' fees and amounts paid in settlement of any claims approved by the Employer, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee's gross negligence, willful neglect or willful misconduct.

         8.06 Fiduciary Responsibility Insurance, Bonding. If the Employer Company has not done so, the Committee may purchase appropriate insurance on behalf of the Plan and the Plan's fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that such insurance to the extent purchased by the Plan must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be paid out of the assets of the trust, if any, unless the insurance is provided and paid for by the Employer Company. The Committee shall also obtain a bond covering all of the Plan's fiduciaries, to be paid from the assets of the trust fund.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.01 Plan Is Not an Employment Contract. This Plan is not a contract of employment, and neither the Plan nor the payment of any Benefits will be construed as giving to any person any legal or equitable right to employment by any Employer Company. Nothing herein shall be construed to interfere with the right of the Employer or any Employer Company to discharge, with or without cause, any Employee at any time.

         9.02 Assignment. If applicable, an Enrolled Person may authorize the Plan to directly pay the service provider or hospital that provided the Enrolled Person's covered care and treatment. Except as provided in the foregoing sentence, and subject to Section 9.06 of this Plan relating to Qualified Medical Child Support Orders, an Enrolled Person may not assign or alienate any payment with respect to any Benefit which an Enrolled Person is entitled to receive from the Plan, and further, except as may be prescribed by law, no Benefits shall be subject to attachment or garnishment of or for an Enrolled Person's debts or contracts, except for recovery of overpayments made on an Enrolled Person's behalf by this Plan.

         9.03 Fraud. No payments with respect to Benefits under this Plan will be paid if the Enrolled Person or the provider of service attempts to perpetrate a fraud upon the Plan with respect to any such claim. The Administrator shall have the right to make the final determination of whether a fraud has been attempted or committed upon the Plan or if a misrepresentation of fact has been made, and its decision shall be final, conclusive and binding upon all persons. The

Plan shall have the right to fully recover any amounts, with interest, improperly paid by the Plan by reason of fraud, attempted fraud or misrepresentation of fact by an Enrolled Person or service provider and to pursue all other legal or equitable remedies.

         9.04 Funding Status of Plan. Except as may otherwise be required by law, any amount by which a Participant's Compensation is reduced by reason of an election made under this Plan will remain part of the general assets of the Employer Company. Except as specifically provided in the SPD, the Benefits provided hereunder will be paid solely from the general assets of the applicable Employer Company, and nothing herein will be construed to require any Employer Company or the Administrator to maintain any fund or segregate any amount for the benefit of any Enrolled Person. No Enrolled Person or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Employer Company from which any payment under the Plan may be made. Notwithstanding the foregoing, the Employer may establish one or more voluntary employees beneficiary association (VEBA) Trusts within the meaning of Code Section 501(c)(9) for the purpose of funding Benefits to be provided under this Plan.

         9.05 Construction. This Plan shall be construed, administered and enforced according to the laws of the State of Georgia, except to the extent preempted by federal law. The headings and subheadings are set forth for convenient reference only and have no substantive effect whatsoever. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons or entity may require.

         9.06 Qualified Medical Child Support Orders. The Administrator shall comply with any "qualified medical child support order" as defined in ERISA Section 609(a)(2)(A) and shall establish and follow procedures for (i) notifying Employees and "alternate recipients" (as defined in ERISA Section 609(a)(2)(C)) who have or may have an interest in Benefits which are the subject of medical child support orders, (ii) determining whether such medical child support orders are qualified medical child support orders under ERISA, and (iii) administering the provision of benefits under such qualified medical child support orders.

         9.07 Conclusiveness of Records. The records of the Employer Companies with respect to age, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of, and the resolution of claims arising under, the Plan.

         9.08 Right to Require Information and Reliance Thereon. Each Employer Company, Plan Administrator, and Claims Administrator shall have the right to require any Employee to provide it and its agents with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely on that information in carrying out its duties hereunder. Any payment to an Employee in accordance with the provisions of the Plan in good faith reliance upon any written information provided by the Employee shall be in full satisfaction of all claims by the Employee.

         9.09 Income and Employment Taxes. In the event an Employee is to receive a cash benefit payment under the Plan, the Employee shall bear the expense of any income tax required to be withheld from and any employment tax imposed on the Employee with respect to the cash payment. In the Plan Administrator's discretion, the amount of any applicable tax may be deducted from the cash payment, or paid by the Eligible Employee in any other manner permitted by the Plan Administrator.

         9.10 Disaggregation for Certain Discrimination Testing. To the extent that the Plan provides different Benefits (or levels of Benefits) to part-time and full-time Employees (or imposes different Employee contribution rates) or different classifications of Employees (as described in the various
SPD), then solely for purposes of Code Section 105(h) and pursuant to the authority of Treasury Regulation Section 1.105-11(c)(4), the Plan shall be designated as separate Plans, one for part-time Employees and one for full-time Employees and one for each separate classification of Employees described in Appendix A.

         IN WITNESS WHEREOF, Genuine Parts Company based on action by the Board of Directors, has executed this Plan this 29th day of December, 1999.

                                        GENUINE PARTS COMPANY



ATTEST:                                 BY:/s/ Edward J Van Stedum
                                           -------------------------------------

/s/ Carol Yancey, Vice Pres & Corp Sec  TITLE:Senior Vice Pres, Human Resources
--------------------------------------        ----------------------------------


(CORPORATE SEAL)